SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2004

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor
New York, New York	10022-4624

42, rue Saint-Dominique
Paris, France	75007

Parkstraat 83,
The Hague,
The Netherlands	2514 JG
(Addresses of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is furnished in response to Item 9:

99.1	Transcript of the Q& A session at Investor Event held on June 15, 2004

Item 9.	Regulation FD Disclosure

On June 15, 2004, Andrew Gould, Chairman and CEO of Schlumberger Limited (“Schlumberger”) and other members of the Schlumberger management team hosted an investor event at the Schlumberger-Doll Research Center in Ridgefield, Connecticut. A copy of the transcript of the Q & A session is attached as Exhibit 99.1. Schlumberger has also posted this information on its website at www.slb.com/ir.

The attached Q&A transcript and other statements we make contain forward looking statements, which include any statements that are not historical facts, such as our expectations regarding business outlook; revenue, earnings and sales growth; capital structure and capital investment; share repurchases; return on capital employed; geographic growth; growth in technology, customer base and new business models; expansion of integrated project management services; the use of free cash; oil and natural gas demand and production growth; operating and capital expenditures by the oil and gas industry; customer business strategies; and pricing. These statements involve risks and uncertainties, including, but not limited to, the extent and timing of a rebound in the global economy; changes in exploration and production spending by our customers; changes in the level of oil and natural gas exploration and development; improved pricing; general economic, business and political conditions in key regions of the world; terrorism; and other factors detailed in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/S/ JEAN-MARC PERRAUD

Jean-Marc Perraud
Executive Vice President and Chief Financial Officer

Date: June 15, 2004